UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8, 2006

COMMISSION FILE NUMBER: 333-102885

THE BRICKMAN GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	23-2949247
(State of incorporation)	(I.R.S. Employer Identification No.)

18227 Flower Hill Way, Suite D Gaithersburg, Maryland	20879
(Address of Principal Executive Offices)	(Zip Code)

(301) 987-9200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act {17 CFR 230.425}

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Brickman Group, Ltd. is not currently required by law to file reports under Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, because at the beginning of its current fiscal year its 11.75% senior subordinated notes due 2009 were held of record by less than 300 persons. The Brickman Group, Ltd. is therefore not currently an “issuer” for purposes of Section 2(a)(7) of the Sarbanes-Oxley Act of 2002. The Brickman Group, Ltd. voluntarily files quarterly and annual reports on Forms 10-Q and 10-K and current reports on Form 8-K with the Securities and Exchange Commission in compliance with the indenture governing its senior subordinated notes.

ITEM 5.02. Appointment of Officer.

On June 6, 2006, Timothy H. Pease was appointed the Company’s Vice President, Treasurer and Assistant Secretary effective July 1, 2006.

Mr. Pease, 46, is a CPA and has experience in accounting, finance, management, and operations in a variety of industries. Mr. Pease has been employed by the Company since early 2006. Prior to joining the Company, Mr. Pease was Senior Vice President and Director of Financial Operations for Allied Capital Corporation from 2003 to 2006. He also held senior accounting positions at Amicus Holdings, Inc. from 2001 to 2002, Broadband Residential, Inc. from 2000 to 2001, and Host Marriott Services Corporation from 1995 to 2000. Mr. Pease also was employed by Arthur Andersen LLP from 1982 to 1995 leaving the firm as a senior manager. Mr. Pease earned a bachelors degree in accounting from James Madison University in 1982.

Mr. Pease replaces Charles B. Silcox as the Company’s Treasurer and Chief Financial Officer. Mr. Silcox will continue to serve the Company as Vice President of Finance through September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

The Brickman Group, Ltd.
(Registrant)

Date: June 8, 2006

/s/ Charles B. Silcox
Chief Financial Officer